Exhibit 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2021
Record annual sales and earnings driven by strong business execution

CHICAGO, February 1, 2022 - Littelfuse, Inc. (NASDAQ: LFUS), an industrial technology manufacturing company empowering a sustainable, connected, and safer world, today reported financial results for the fourth quarter and full year ended January 1, 2022:

Fourth Quarter 2021 Results
•Net sales of $553.1 million were up 38% in total and 23% organically versus the prior year, driven by stronger than expected demand across all segments
•GAAP operating margin was 16.8%; adjusted operating margin was 17.0%
•GAAP diluted EPS was $2.08 and adjusted diluted EPS was $3.16, benefiting from a lower effective tax rate driven by the receipt of a tax holiday, versus the forecasted rate, equating to approximately $0.21 in EPS
•Cash flow from operations was $133 million and free cash flow was $100 million
•On November 30, the company completed its acquisition of Carling Technologies, Inc., a leader in switching, circuit protection, and power distribution technologies with a strong global presence in commercial transportation, communications infrastructure and marine markets

Full Year 2021 Results
•Net sales of $2.1 billion were up 44% in total and 33% organically versus the prior year
•GAAP operating margin was 18.5%; adjusted operating margin was 19.1%
•GAAP diluted EPS was $11.38, up 115% versus the prior year; adjusted diluted EPS of $13.19 increased 106% versus the prior year
•Cash flow from operations was $373 million and free cash flow was $283 million, representing approximately 100% conversion from net income

“We finished the year with remarkable revenue and earnings growth, with more than 30% sales growth across all of our segments,” said Dave Heinzmann, Littelfuse President and Chief Executive Officer. “I want to thank our global teams for their tremendous efforts. Their commitment to execution during these challenging times has been outstanding. We achieved these record results while advancing our strategic initiatives, driving content and share gains in high-growth markets, both organically and through acquisition. I am confident our ongoing execution, coupled with our investments in product development, digital presence and eMobility, position us to achieve our long-term growth strategy.”
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First Quarter of 2022*
For the first quarter, the company expects net sales in the range of $563 to $577 million, adjusted diluted EPS in the range of $3.14 to $3.30 and an adjusted effective tax rate of approximately 17%.

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Dividend
•The company will pay a cash dividend on its common stock of $0.53 per share on March 10, 2022 to shareholders of record as of February 24, 2022

Conference Call and Webcast Information
Littelfuse will host a conference call on Wednesday, February 2, 2022, at 9:00 a.m. Central Time to discuss the results. The call will be broadcast and available for replay at Littelfuse.com. A slide presentation is available in the Investor Relations section of the company’s website at Littelfuse.com.

About Littelfuse
Littelfuse (NASDAQ: LFUS) is an industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 15 countries, and with approximately 17,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation and electronics end markets – everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. These statements may involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to general economic conditions; the severity and duration of the COVID-19 pandemic and the measures taken in response thereto and the effects of those items on the company’s business; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity and other raw material price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 26, 2020.

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Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 26, 2020, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

Non-GAAP Financial Measures
The information included in this press release includes the non-GAAP financial measures of organic net sales growth (decline), adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, adjusted effective tax rate, free cash flow, consolidated total gross debt, consolidated EBITDA (as defined in the private placement senior notes), and ratio of consolidated total gross debt to consolidated EBITDA. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic net sales growth (decline), adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes that free cash flow is a useful measure of its ability to generate cash. The company believes that consolidated total gross debt, consolidated EBITDA, and ratio of consolidated total gross debt to consolidated EBITDA are useful measures of its credit position. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163

LFUS-F
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LITTELFUSE, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	January 1, 2022	December 26, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$478,473	$687,525
Short-term investments	28	54
Trade receivables, less allowances of $59,232 and $45,237, respectively	275,192	232,760
Inventories	445,671	258,002
Prepaid income taxes and income taxes receivable	2,035	3,029
Prepaid expenses and other current assets	68,812	35,939
Total current assets	1,270,211	1,217,309
Net property, plant, and equipment	437,889	344,178
Intangible assets, net of amortization	407,126	291,887
Goodwill	929,790	816,812
Investments	39,211	30,547
Deferred income taxes	13,127	11,224
Right of use assets, net	29,616	17,615
Other assets	24,734	18,021
Total assets	$3,151,704	$2,747,593

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$222,039	$145,984
Accrued liabilities	159,689	110,478
Accrued income taxes	27,905	19,186
Current portion of long-term debt	25,000	—
Total current liabilities	434,633	275,648
Long-term debt, less current portion	611,897	687,034
Deferred income taxes	81,289	50,134
Accrued post-retirement benefits	37,037	45,802
Non-current operating lease liabilities	22,305	12,950
Other long-term liabilities	71,023	67,252
Total equity	1,893,520	1,608,773
Total liabilities and equity	$3,151,704	$2,747,593

LITTELFUSE, INC.
CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	January 1, 2022	December 26, 2020	January 1, 2022	December 26, 2020
Net sales	$553,065	$400,696	$2,079,928	$1,445,695
Cost of sales	353,573	262,613	1,308,002	944,523
Gross profit	199,492	138,083	771,926	501,172

Selling, general, and administrative expenses	75,667	50,179	275,457	204,507
Research and development expenses	19,747	11,951	65,940	52,538
Amortization of intangibles	11,121	10,127	42,729	40,039
Restructuring, impairment, and other charges	160	812	2,158	41,716
Total operating expenses	106,695	73,069	386,284	338,800
Operating income	92,797	65,014	385,642	162,372

Interest expense	4,626	4,816	18,527	21,077
Foreign exchange loss (gain)	8,843	(5,275)	17,158	(14,875)
Other expense (income), net	19,799	(3,440)	8,932	(5,083)
Income before income taxes	59,529	68,913	341,025	161,253
Income taxes	7,585	9,936	57,219	31,267
Net income	$51,944	$58,977	$283,806	$129,986

Income per share:
Basic	$2.11	$2.41	$11.54	$5.33
Diluted	$2.08	$2.39	$11.38	$5.29

Weighted-average shares and equivalent shares outstanding:
Basic	24,660	24,423	24,603	24,371
Diluted	25,001	24,726	24,932	24,592

Comprehensive income	74,009	75,058	301,500	145,652

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(in thousands)	January 1, 2022	December 26, 2020
OPERATING ACTIVITIES
Net income	$283,806	$129,986
Adjustments to reconcile net income to net cash provided by operating activities	147,276	123,685
Changes in operating assets and liabilities:
Trade receivables	(10,234)	(25,588)
Inventories	(104,555)	(12,425)
Accounts payable	40,481	28,820
Accrued liabilities and income taxes	30,793	6,765
Prepaid expenses and other assets	(14,223)	6,788
Net cash provided by operating activities	373,344	258,031

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(423,633)	—
Purchases of property, plant, and equipment	(90,562)	(56,191)
Net proceeds from sale of property, plant, and equipment, and other	15,425	4,758
Other	(390)	—
Net cash used in investing activities	(499,160)	(51,433)

FINANCING ACTIVITIES
Net payments of credit facility and other loan	(32,619)	(15,000)
Cash dividends paid	(49,730)	(46,839)
Purchases of common stock	—	(22,927)
All other cash provided by financing activities	13,365	16,958
Net cash used in financing activities	(68,984)	(67,808)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9,889)	17,596
(Decrease) Increase in cash, cash equivalents, and restricted cash	(204,689)	156,386
Cash, cash equivalents, and restricted cash at beginning of period	687,525	531,139
Cash, cash equivalents, and restricted cash at end of period	$482,836	$687,525

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Fourth Quarter			Year-to-Date
(in thousands)	2021	2020	% Growth /(Decline)	2021	2020	% Growth /(Decline)
Net sales
Electronics	$341,622	$244,953	39.5%	$1,300,744	$937,762	38.7%
Transportation (1)	141,796	124,271	14.1%	528,058	395,764	33.4%
Industrial	69,647	31,472	121.3%	251,126	112,169	123.9%
Total net sales	$553,065	$400,696	38.0%	$2,079,928	$1,445,695	43.9%

Operating income
Electronics	$79,350	$41,912	89.3%	$309,633	$152,695	102.8%
Transportation (1)	10,599	21,013	(49.6)%	65,979	41,655	58.4%
Industrial	4,169	3,587	16.2%	22,621	11,996	88.6%
Other (a)	(1,321)	(1,498)	N.M.	(12,591)	(43,974)	N.M.
Total operating income	$92,797	$65,014	42.7%	$385,642	$162,372	137.5%
Operating Margin	16.8%	16.2%		18.5%	11.2%

Interest expense	4,626	4,816		18,527	21,077
Foreign exchange loss (gain)	8,843	(5,275)		17,158	(14,875)
Other expense (income), net	19,799	(3,440)		8,932	(5,083)
Income before income taxes	$59,529	$68,913	(13.6)%	$341,025	$161,253	111.5%

(a) "other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments and restructuring and impairment charges. (See Supplemental Financial Information for details.)

N.M. - Not meaningful

	Fourth Quarter			Year-to-Date
(in thousands)	2021	2020	% Growth /(Decline)	2021	2020	% Growth /(Decline)
Operating Margin
Electronics	23.2%	17.1%	6.1%	23.8%	16.3%	7.5%
Transportation (1)	7.5%	16.9%	(9.4)%	12.5%	10.5%	2.0%
Industrial	6.0%	11.4%	(5.4)%	9.0%	10.7%	(1.7)%

(1) Formerly known as Automotive segment.

LITTELFUSE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In millions of USD except per share amounts unaudited)

Non-GAAP EPS reconciliation
	Q4-21	Q4-20	YTD-21	YTD-20
GAAP diluted EPS	$2.08	$2.39	$11.38	$5.29
EPS impact of Non-GAAP adjustments (below)	1.08	(0.16)	1.81	1.11
Adjusted diluted EPS	$3.16	$2.23	$13.19	$6.40

Non-GAAP adjustments - (income)/expense
	Q4-21	Q4-20	YTD-21	YTD-20
Acquisition-related and integration costs (a)	$3.6	$0.7	$7.0	$2.3
Purchase accounting inventory adjustments (b)	1.6	—	8.4	—
Restructuring, impairment and other charges (c)	0.2	0.8	2.2	41.7
Gain on sale of fixed assets (d)	(4.1)	—	(5.0)	—
Non-GAAP adjustments to operating income	1.3	1.5	12.6	44.0
Other expense, net (e)	20.8	—	21.4	2.1
Non-operating foreign exchange loss (gain)	8.9	(5.3)	17.2	(14.9)
Non-GAAP adjustments to income before income taxes	31.0	(3.8)	51.2	31.2
Income taxes (f)	3.9	—	6.0	3.9
Non-GAAP adjustments to net income	$27.1	$(3.8)	$45.2	$27.3

Total EPS impact	$1.08	$(0.16)	$1.81	$1.11

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q4-21	Q4-20	YTD-21	YTD-20
Net sales	$553.1	$400.7	$2,079.9	$1,445.7
GAAP operating income	92.8	65.0	385.6	162.4
Add back non-GAAP adjustments	1.3	1.5	12.6	44.0
Adjusted operating income	$94.1	$66.5	$398.2	$206.4
Adjusted operating margin	17.0%	16.6%	19.1%	14.3%
Add back amortization	11.1	10.1	42.7	40.0
Add back depreciation	14.5	14.2	55.9	56.1
Adjusted EBITDA	$119.7	$90.8	$496.8	$302.5
Adjusted EBITDA margin	21.6%	22.7%	23.9%	20.9%

Net sales reconciliation	Q4-21 vs. Q4-20
	Electronics	Transportation (1)	Industrial	Total
Net sales growth	39%	14%	121%	38%
Less:
Acquisitions	—%	13%	89%	11%
53rd week of extra sales in fiscal year 2021	4%	4%	9%	5%
FX impact	(1)%	(1)%	—%	(1)%
Organic net sales growth (decline)	36%	(2)%	23%	23%

Net sales reconciliation	YTD-21 vs. YTD-20
	Electronics	Transportation (1)	Industrial	Total
Net sales growth	39%	33%	124%	44%
Less:
Acquisitions	—%	4%	90%	8%
53rd week of extra sales in fiscal year 2021	1%	1%	2%	1%
Transfer a product line between segments	(1)%	—	4%	—%
FX impact	2%	3%	1%	2%
Organic net sales growth	37%	25%	27%	33%

Income tax reconciliation
	Q4-21	Q4-20	YTD-21	YTD-20
Income taxes	$7.6	$9.9	$57.2	$31.3
Effective rate	12.7%	14.4%	16.8%	19.4%
Non-GAAP adjustments - income taxes	3.9	—	6.0	3.9
Adjusted income taxes	$11.5	$9.9	$63.2	$35.2
Adjusted effective rate	12.7%	15.3%	16.1%	18.3%
Free cash flow reconciliation
	Q4-21	Q4-20	YTD-21	YTD-20
Net cash provided by operating activities	$132.6	$93.7	$373.3	$258.0
Less: Purchases of property, plant and equipment	(33.0)	(14.6)	(90.6)	(56.2)
Free cash flow	$99.6	$79.1	$282.7	$201.8

Consolidated Total Debt	As of January 1, 2022
Consolidated total gross debt	$615.0
Unamortized debt issuance costs	(3.1)
Consolidated Total Debt	$611.9

Consolidated EBITDA (as defined in the Private Placement Senior Notes) (2)	Twelve Months Ended January 1, 2022
Net Income	$283.8
Interest expense	18.5
Income taxes	57.2
Depreciation	55.9
Amortization	42.7
Non-cash additions (reductions):
Non-cash pension settlement charge	19.9
Stock-based compensation expense	19.6
Purchase accounting inventory step-up charge	8.4
Unrealized gain on investments	(8.9)
Impairment charges	—
Other	26.7
Consolidated EBITDA (as defined in the Private Placement Senior Notes) (2)	$523.8

Ratio of Consolidated total gross debt to Consolidated EBITDA (as defined in Private Placement Senior Notes)*	1.2x

* Our Private Placement Senior Notes, with maturities ranging from 2022 to 2030, contain a financial ratio covenant providing that if, as of the last day of each fiscal quarter, the ratio of Consolidated total gross debt at such time to Consolidated EBITDA for the then most recently concluded period of four consecutive fiscal quarters of the Company exceeds 3.50:1.00, an Event of Default (as defined in the Private Placement Senior Notes) is triggered

(1) Formerly known as Automotive segment.

(2) Represents Consolidated EBITDA as defined in our Private Placement Senior Notes and is calculated using the most recently concluded period of four consecutive quarters.

Note: Total will not always foot due to rounding.

(a) reflected in selling, general and administrative expenses ("SG&A").

(b) reflected in cost of sales.

(c) reflected in restructuring, impairment and other charges.

(d) reflected a gain of $4.1 million recorded in SG&A during the fourth quarter of 2021 for a total year-to-date gain of $5.0 million from the sale of two buildings within the Electronics segment during 2021.

(e) Q4 2021 included a $19.9 million non-cash pension settlement charge, a $0.7 million charge for an asset retirement obligation related to the disposal of a business in 2019 and a $0.2 million increase in coal mining reserves. 2021 year-to-date amount also included $0.5 million of impairment charges on certain other investments and a $0.8 million charge for an asset retirement obligation related to the disposal of a business in 2019. 2020 year-to-date amount included a $1.8 million increase in coal mining reserves, a $0.2 million charge for an asset retirement obligation related to the disposal of a business in 2019 and $0.1 million of impairment charges on certain other investments.

(f) reflected the tax impact associated with the non-GAAP adjustments.